Exhibit 10.6

Locafy Limited

and

Computershare Inc. and

Computershare Trust Company, N.A., collectively, as

Warrant Agent

Warrant Agency Agreement

Dated as of March [  ], 2022

WARRANT AGENCY AGREEMENT

WARRANT AGENCY AGREEMENT, dated as of March [  ], 2022 (“Agreement”), among Locafy Limited, a corporation incorporated under the laws of Australia (the “Company”), Computershare Inc., a Delaware corporation (“Computershare”) and Computershare Trust Company, N.A. a federally chartered trust company (collectively, with Computershare, the “Warrant Agent”).

W I T N E S S E T H

WHEREAS, pursuant to an offering by the Company registered with the Securities and Exchange Commission (the “Commission”) of an aggregate of [  ] units (each a “Unit” and collectively, the “Units”), with each Unit consisting of one share of the Company’s ordinary shares, no par value per share (the “Ordinary Shares”) and one warrant to purchase one ordinary share (each a “Warrant” and collectively, the “Warrants”), pursuant to an effective registration statement, as amended, on Form F-1 (File No. 333-262442) (the “Registration Statement”) and prospectus (the “Prospectus”), the Company wishes to issue the Warrants in book-entry form entitling the respective holders of the Warrants (the “Holders”, which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Warrants are held in “street name,” a Participant (as defined below) or a designee appointed by such Participant) to purchase an aggregate of up to [  ] Ordinary Shares (including up to [  ] Warrants subject to an option to purchase additional Ordinary Shares and/or Warrants granted to the underwriters by the Company described in the Registration Statement) upon the terms and subject to the conditions hereinafter set forth (the “Offering”);

WHEREAS, the Ordinary Shares and Warrants to be issued in connection with the Offering shall be immediately separable and will be issued separately, but will be purchased together in the Offering; and

WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Warrant Shares (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

(b) “Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.

(c) “Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

(d) “Warrant Certificate” means a certificate substantially in the form attached hereto as Exhibit 1, issued to a holder, representing Warrants to acquire such number of Warrant Shares as is indicated therein, and shall include a certificate for a Global Warrant or a Definitive Warrant.

(e) “Warrant Shares” means the Ordinary Shares underlying the Warrants and issuable upon exercise of the Warrants.

All other capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant Certificate.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express terms or conditions hereof (and no implied terms and conditions hereof), and the Warrant Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable upon ten (10) calendar days’ prior written notice to the Warrant Agent. The Warrant Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of, any such co-Warrant Agent. In the event the Company appoints one or more co-Warrant Agents, the respective duties of the Warrant Agent and any co-Warrant Agent shall be as the Company shall reasonably determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement.

Section 3. Global Warrants.

(a) The Warrants shall be issuable in book-entry form (the “Global Warrants”). All of the Warrants shall initially be represented by one or more Global Warrants deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Warrant in its account, a “Participant”).

(b) If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Global Warrant, and the Company shall instruct the Warrant Agent in writing to deliver to each Holder a Warrant Certificate.

(c) A Holder has the right to elect at any time or from time to time a Warrant Exchange (as defined below) pursuant to a Warrant Certificate Request Notice (as defined below). Upon written notice by a Holder to the Warrant Agent for the exchange of some or all of such Holder’s Global Warrants for a separate certificate evidencing the same number of Warrants (such separate certificate, a “Definitive Warrant”) , which request shall be in the form attached hereto as Annex A (a “Warrant Certificate Request Notice” and the date of delivery of such Warrant Certificate Request Notice by the Holder, the “Warrant Certificate Request Notice Date” and the deemed surrender upon delivery by the Holder of a number of Global Warrants for the same number of Warrants evidenced by a Definitive Warrant, a “Warrant Exchange”), the Warrant Agent shall promptly effect the Warrant Exchange and shall promptly issue and deliver, at the expense of the Company, to the Holder a Definitive Warrant for such number of Warrants in the name set forth in the Warrant Certificate Request Notice. Such Definitive Warrant shall be dated the original issue date of the Warrants and shall be manually executed by an authorized signatory of the Company. In connection with a Warrant Exchange, the Company agrees to deliver, or to direct the Warrant Agent to deliver, the Definitive Warrant to the Holder within five (5) Business Days of the Warrant Certificate Request Notice pursuant to the delivery instructions in the Warrant Certificate Request Notice (“Warrant Certificate Delivery Date”). If the Company fails for any reason to deliver to the Holder the Definitive Warrant subject to the Warrant Certificate Request Notice by the Warrant Certificate Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares evidenced by such Definitive Warrant (based on the VWAP (as defined in the Warrant) of the Ordinary Shares on the Warrant Certificate Request Notice Date), $5.00 per Business Day (increasing to $10.00 per Business Day on the fifth Business Day after such liquidated damages begin to accrue) for each Business Day after such Warrant Certificate Delivery Date until such Definitive Warrant is delivered or, prior to delivery of such Definitive Warrant, the Holder rescinds such Warrant Exchange. In no event shall the Warrant Agent be liable for the Company’s failure to deliver the Definitive Warrant by the Warrant Certificate Delivery Date. The Company covenants and agrees that, upon the date of delivery of the Warrant Certificate Request Notice, the Holder shall be deemed to be the holder of the Definitive Warrant and, notwithstanding anything to the contrary set forth herein, the Definitive Warrant shall be deemed for all purposes to contain all of the terms and conditions of the Warrants evidenced by such Definitive Warrant and the terms of this Agreement, other than Section 3(c), shall not apply to the Warrants evidenced by a Definitive Warrant. In the event a beneficial owner requests a Warrant Exchange, upon issuance of the paper Definitive Warrant, the Company shall act as warrant agent and the terms of the paper Definitive Warrant so issued shall exclusively govern in respect thereof. For purposes of clarity, the Company and the Warrant Agent acknowledge and agree that, with respect to: (i) the Definitive Warrants, the terms of the Warrant Certificate for the Definitive Warrant shall set forth all the terms of the Definitive Warrants; and (ii) the Global Warrants, the terms of the Warrant Certificate for the Global Warrant and the terms of this Agreement shall set forth all the terms of the Global Warrants; provided that, in the event of any conflict between the Warrant Certificate and this Agreement, the Warrant Certificate shall control; and provided, further, that all provisions with respect to the rights, duties, protections and liability of the Warrant Agent shall be determined and interpreted solely by the provisions of this Agreement. For purposes of Regulation SHO, a holder whose interest in a Warrant is a beneficial interest in a Global Warrant, shall be deemed to have exercised its interest in such Warrant upon instructing its broker that is a Participant to exercise its interest in such Warrant, except that, if the date of exercise is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Warrant Shares at the open of business on the next succeeding date on which the stock transfer books are open.

Section 4. Form of Warrant. The Warrants, together with the form of election to purchase Ordinary Shares (the “Exercise Notice”) and the form of assignment to be printed on the reverse thereof, whether a Definitive Warrant or a Global Warrant, shall be substantially in the form of Exhibit 1 hereto.

Section 5. Countersignature and Registration. The Warrants shall be executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, either manually or by facsimile signature. The Warrants (other than Definitive Warrants issued pursuant to a Warrant Exchange, which shall not require a countersignature of the Warrant Agent) shall be countersigned by the Warrant Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed a Warrant shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant had not ceased to be such officer of the Company; and any Warrant may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant, shall be a proper officer of the Company to sign such Warrant, although at the date of the execution of this Agreement any such person was not such an officer.

The Warrant Agent will keep or cause to be kept, at one of its offices, or at the office of one of its agents, books for registration and transfer of the Warrant Certificates issued hereunder, other than the Warrants evidenced by any Definitive Warrant. Such books shall show the names and addresses of the respective Holders of the Warrant Certificates, the number of warrants evidenced on the face of each of such Warrant Certificate and the date of each of such Warrant Certificate. The Warrant Agent will create a special account for the issuance of Warrant Certificates. For purposes of clarity, the Warrant Agent shall not be required to keep a book for registration and transfer of Definitive Warrants.

Section 6. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. With respect to the Global Warrants, subject to the provisions of the Warrant Certificate and the last sentence of this first paragraph of Section 6 of this Agreement and subject to applicable law, rules or regulations, or any “stop transfer” instructions the Company may give to the Warrant Agent, at any time after the closing date of the Offering, and at or prior to the Close of Business on the Termination Date, any Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants, entitling the Holder to purchase a like number of Ordinary Shares as the Warrant Certificate or Warrant Certificates or Global Warrant or Global Warrants surrendered then entitled such Holder to purchase. Any Holder desiring to transfer, split up, combine or exchange any Warrant Certificate or Global Warrant shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates, together with the form of assignment and certificate duly executed and properly completed and such other documentation that the Company or the Warrant Agent may reasonably request, to be transferred, split up, combined or exchanged at the office of the Warrant Agent designated for such purpose, provided that no such surrender is applicable to the Holder of a Definitive Warrant. Any requested transfer of Global Warrants shall be accompanied by reasonable evidence of authority of the party making such request that may be required by the Warrant Agent. Thereupon the Warrant Agent shall, subject to the last sentence of this first paragraph of Section 6 of this Agreement, countersign and deliver to the Person entitled thereto any Warrant Certificate or Global Warrant, as the case may be, as so requested. The Company and the Warrant Agent may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrants. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.

Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, which evidence shall include an affidavit of loss, or in the case of mutilated certificates, the certificate or portion thereof remaining, and, in case of loss, theft or destruction, of indemnity in customary form and amount, and reimbursement to the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated; provided, however, that this Section 6(b) shall not apply to a Definitive Warrant which shall be governed by the terms of the Warrant Certificate.

Section 7. Exercise of Warrants; Exercise Price; Termination Date.

(a) The Warrants shall be exercisable commencing on the Initial Exercise Date. The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under this Agreement shall cease, at or prior to the Close of Business on the Termination Date. Subject to the foregoing and to Section 7(b) below, the Holder of a Warrant may exercise the Warrant in whole or in part upon providing the items required by Section 7(c) below to the Warrant Agent at the principal office of the Warrant Agent or to the office of one of its agents as may be designated by the Warrant Agent from time to time. In the case of the Holder of a Global Warrant, the Holder shall deliver the executed Exercise Notice and payment of the Exercise Price pursuant to Section 2(a) of the Warrant. Notwithstanding any other provision in this Agreement, a holder whose interest in a Global Warrant is a beneficial interest in a Global Warrant held in book-entry form through the Depositary (or another established clearing corporation performing similar functions), shall effect exercises by delivering to the Depositary (or such other clearing corporation, as applicable) the appropriate instruction form for exercise, complying with the procedures to effect exercise that are required by the Depositary (or such other clearing corporation, as applicable).

(b) Upon receipt of an Exercise Notice for a cashless exercise pursuant to Section 2(c) of the Warrant (each, a “Cashless Exercise”), the Company will promptly calculate and transmit to the Warrant Agent the number of Warrant Shares issuable in connection with such Cashless Exercise and deliver a copy of the Exercise Notice to the Warrant Agent, which shall issue such number of Warrant Shares in connection with such Cashless Exercise.

(c) Upon the Warrant Agent’s receipt of the appropriate instruction form for exercise complying with the procedures to effect exercise of Global Warrants that are required by the Depositary, at or prior to the Close of Business on the Termination Date, accompanied by payment of the Exercise Price pursuant to Section 2(a) of the Warrant, for the shares to be purchased (other than in the case of a Cashless Exercise), an amount equal to any applicable tax, governmental charge or expense reimbursement referred to in Section 6 by wire transfer, payable to the order of the Warrant Agent, the Company shall cause the Warrant Agent (or the transfer agent for the Ordinary Shares) to deliver the Warrant Shares underlying such Warrant to be delivered to or upon the order of the Holder of such Warrant, registered in such name or names as may be designated by such Holder, no later than the Warrant Share Delivery Date. If the Company is then a participant in the DWAC system of the Depositary and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant is being exercised via Cashless Exercise, then the Warrant Shares shall be transmitted by the Warrant Agent to the Holder by crediting the account of the Holder’s broker with the Depositary through its DWAC system. For the avoidance of doubt, if the Company becomes obligated to pay any amounts to any Holders pursuant to Section 2(d)(i), 2(d)(iv) or 2(d)(v) of the Warrant, such obligation shall be solely that of the Company and not that of the Warrant Agent. Notwithstanding anything else to the contrary in this Agreement, except in the case of a Cashless Exercise, if any Holder fails to duly deliver payment to the Warrant Agent of an amount equal to the aggregate Exercise Price of the Warrant Shares to be purchased upon exercise of such Holder’s Warrant as set forth in Section 7(a) hereof by the Warrant Share Delivery Date, the Company will not be obligated to cause the Warrant Agent (or the transfer agent for the Ordinary Shares) to deliver any such Warrant Shares (via DWAC or otherwise) until following receipt of such payment, and the applicable Warrant Share Delivery Date shall be deemed extended by one day for each day (or part thereof) until such payment is delivered to the Warrant Agent. The Warrant Agent shall forward funds received for warrant exercises under this Agreement within 5 Business Days from receipt by wire transfer to an account designated by the Company.

(d) The Company acknowledges that all funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by Standard and Poor’s Corporation (LT Local Issuer Credit Rating), Moody’s Investors Service, Inc. (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any Holder or any other Person. Holders of Warrants that are in book entry or electronic form through DTC (or any successor depositary) shall not be required to deliver an ink-original Exercise Notice or medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice.

(e) In case the Holder of any Warrant Certificate exercises fewer than all Warrants evidenced thereby and surrenders such Warrant Certificate in connection with such partial exercise, a new Warrant Certificate evidencing the number of Warrant Shares equivalent to the number of Warrant Shares remaining unexercised may be issued by the Company, and upon written instruction, countersigned by the Warrant Agent and delivered to the Holder of such Warrant Certificate or to his duly authorized assigns in accordance with Section 2(d)(ii) of the Warrant, subject to the provisions of Section 6 hereof; provided, however, that this Section 7(e) shall not apply to a Definitive Certificate, which shall be governed by the terms of the Warrant Certificate.

(f) Cost Basis Information.

(i) In the event of a cash exercise of the Warrants, the Company hereby instructs the Warrant Agent to record cost basis for newly issued Warrant Shares to be equal to the Exercise Price.

(ii) In the event of a cashless exercise, the Company shall provide cost basis for Warrant Shares issued pursuant to a cashless exercise at the time that the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section 7(b) hereof.

Section 8. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company, subject to any applicable law, rule or regulation requiring the Warrant Agent to retain such canceled certificates.

Section 9. Certain Representations; Availability of Ordinary Shares or Cash.

(a) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and the Warrants have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits thereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) As of the date hereof and prior to the Offering, the authorized capital stock of the Company consists of an unlimited number of Ordinary Shares, of which 18,598,414 Ordinary Shares are issued and outstanding. The Company has all necessary authorization to issue the maximum number of Ordinary Shares issuable upon exercise of the Warrants, inclusive of any Warrants the Underwriter may acquire upon exercise of its option to purchase additional Ordinary Shares and/or Warrants described in the Registration Statement. Except as disclosed in the Registration Statement, there are no other outstanding obligations, warrants, options or other rights to subscribe for or purchase from the Company any class of capital stock of the Company.

(c) The Company has all necessary authorization to issue the maximum number of Ordinary Shares issuable upon exercise of the Warrants, inclusive of any Warrants the Underwriter may acquire upon exercise of its option to purchase additional Ordinary Shares and/or Warrants described in the Registration Statement.

(d) The Warrant Agent will create a special account for the issuance of Ordinary Shares upon the exercise of Warrants.

(e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or the Warrant Shares upon exercise of the Warrants. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of Warrant Shares in a name other than that of the Holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any Warrant Shares upon the exercise of any Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax or governmental charge is due. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.

(f) The Company shall provide to the Warrant Agent one or more opinion(s) of counsel prior to the Effective Time, which opinion shall state (i) that the Warrants and the Warrant Shares are, as applicable, registered, or subject to a valid exemption from registration, under the Securities Act of 1933, as amended, and (ii) the Warrant Shares, when issued and paid for upon the exercise of the Warrants as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

Section 10. Record Date of the Ordinary Shares. Upon delivery of an Exercise Notice, the applicable Holder shall be deemed to have become the holder of record for the Warrant Shares pursuant to Section 2(d)(i) of the Warrants.

Section 11. Adjustment of Exercise Price, Number of Ordinary Shares or Number of the Company Warrants. The Exercise Price, the number of shares covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in Section 3 of the Warrant. In the event that at any time, as a result of an adjustment made pursuant to Section 3 of the Warrant, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Ordinary Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 3 of the Warrant. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price pursuant to the Warrant shall evidence the right to purchase, at the adjusted Exercise Price, the number of Ordinary Shares purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an event leading to an adjustment described in Section 11 or Section 12 of this Agreement has occurred or to calculate any of the adjustments set forth herein.

Section 12. Certification of Adjusted Exercise Price or Number of Ordinary Shares. Whenever the Exercise Price or the number of Ordinary Shares issuable upon the exercise of each Warrant is adjusted as provided in Section 11 or 13 of this Agreement, the Company shall (a) promptly prepare a certificate to the Warrant Agent and each transfer agent for the Ordinary Shares setting forth the Exercise Price of each Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly deliver to the Warrant Agent and with each transfer agent for the Ordinary Shares a copy of such certificate and (c) instruct the Warrant Agent to send a brief summary thereof to each Holder of a Warrant. The Warrant Agent shall be fully protected in relying on such certificate and on any adjustment or statement contained therein and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such adjustment or any such event unless and until it shall have received such certificate.

Section 13. Fractional Shares.

(a) The Company shall not issue fractions of Warrants or distribute a Global Warrant or Warrant Certificates that evidence fractional Warrants. Whenever any fractional Warrant would otherwise be required to be issued or distributed, the actual issuance or distribution shall reflect a rounding of such fraction down to the nearest whole Warrant.

(b) The Company shall not issue fractions of Ordinary Shares upon exercise of Warrants or distribute stock certificates that evidence fractional Ordinary Shares. Whenever any fraction of an Ordinary Share would otherwise be required to be issued or distributed, the actual issuance or distribution in respect thereof shall be made in accordance with Section 2(d)(v) of the Warrant.

Section 14. Conditions of the Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant shall be subject:

(a)	Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation detailed on the fee schedule agreed between the Company and the Warrant Agent for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable and documented counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder) by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable and documented fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent (which gross negligence, bad faith, or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or enforcing its rights hereunder (to the extent not included in the first sentence of this Section 14(a)). Notwithstanding anything in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought.

(b)	Agent for the Company. In acting under this Agreement and in connection with the Warrants, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders or beneficial owners of Warrants.

(c)	Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith and in accordance with the advice of such counsel.

(d)	Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e)	Certain Transactions. The Warrant Agent, and its Affiliates, officers, directors and employees, may become the owner of, or acquire any interest in, Warrants or the Ordinary Shares with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrants or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party.

(f)	No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g)	No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(h)	No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(i)	No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrants specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrants against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrants or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law.

(j)	No Special Damages. Warrant Agent shall be liable for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if Warrant Agent has been advised of or has foreseen the possibility of such damages.

(k)	Medallion Guarantee. The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l)	Ambiguity. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and, so long as it promptly notifies the Company as well as the Person who provided any of the foregoing of such ambiguity, shall be fully protected and shall not be liable in any way to Company, the holder of any Warrant or any other Person for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(m)	Survival. The rights and obligations of the parties set forth in this Section 14 and Section 16 of this Agreement shall survive the termination of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 15. Purchase or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be party, or any Person succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17 of this Agreement. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

Section 16. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company, by its acceptance hereof, shall be bound:

(a) The Warrant Agent may consult with legal counsel reasonably acceptable to the Company (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in the absence of bad faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company; and such certificate shall be full authorization and protection to the Warrant Agent, and the Warrant Agent shall incur no liability for or in respect of any action taken or suffered in the absence of bad faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) Subject to the limitation set forth in Section 14 of this Agreement, the Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non appealable judgment of a court of competent jurisdiction).

(d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrants (except its countersignature thereof) by the Company or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of Ordinary Shares required under the provisions of Section 11 or 13 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Ordinary Shares to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(f) Each party hereto agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the other party hereto for the carrying out or performing by any party of the provisions of this Agreement.

(g) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h) The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or Chief Financial Officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable and shall be indemnified and held harmless for any action taken, suffered or omitted to be taken by it in the absence of bad faith in accordance with instructions of any such officer, provided Warrant Agent carries out such instructions without gross negligence, bad faith or willful misconduct (each as determined by a final, non appealable judgment of a court of competent jurisdiction).

(i) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(j) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 17. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing sent to the Company and, if such transfer agent is different than the Warrant Agent or an Affiliate, to each transfer agent of the Ordinary Shares. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice thereunder. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days’ notice in writing, sent to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Ordinary Shares, and to the Holders of the Warrant Certificates. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a Person (other than a natural person) organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus (together with its Affiliates) of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose but such predecessor Warrant Agent shall not be required to make any additional expenditure (without prompt reimbursement by the Company) or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Ordinary Shares, and mail a notice thereof in writing to the Holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 17, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

Section 18. Issuance of New Warrants. Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue a new Global Warrant or Warrant Certificates, if any, evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Global Warrant or Warrant Certificates, if any, made in accordance with the provisions of this Agreement.

Section 19. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company, (ii) subject to the provisions of Section 17, by the Company or by the Holder of any Warrant Certificate to or on the Warrant Agent or (iii) by the Company or the Warrant Agent to the Holder of any Warrant Certificate, shall be deemed given (a) on the date delivered, if delivered personally, (b) on the first Business Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, (c) on the fourth Business Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), and (d) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at or prior to 5:30 p.m. (New York City time) on a Business Day and (e) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day (provided, however, that email notice shall not constitute effective notice to the Warrant Agent unless receipt is confirmed in writing by the Warrant Agent, or, if no such confirmation is provided by the Warrant Agent, such email is followed by notice sent by overnight courier service to be delivered on the next Business Day following such email), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	If to the Company, to:

Locafy Limited

246A Churchill Avenue

Subiaco, Western Australia 6008, Australia

Email: melvin.tan@locafy.com

Attention: Chief Financial Officer

(b)	If to the Warrant Agent, to:

Computershare Inc.

Computershare Trust Company, N.A.

1462 South 4th Street

Louisville, KY 40202

Attention: George Kalogrides

(c) If to the Holder of any Warrant Certificate, to the address of such Holder as shown on the registry books of the Company. Any notice required to be delivered by the Company to the Holder of any Warrant may be given by the Warrant Agent on behalf of the Company. Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to a Holder of any Warrant Certificate, for a Global Warrant, such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the procedures of the Depositary or its designee.

For any notice delivered by email to be deemed given or made, such notice must be followed by notice sent by overnight courier service to be delivered on the next business day following such email, unless the recipient of such email has acknowledged via return email receipt of such email.

Section 20. Supplements and Amendments.

(a) The Company and the Warrant Agent may from time to time modify, supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the Holders of the Warrants Certificates in any material respect.

(b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than a majority of the Ordinary Shares issuable thereunder, the Company and the Warrant Agent may supplement, amend or modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 11 of this Agreement) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the Holder of each outstanding warrant certificate affected thereby. As a condition precedent to the Warrant Agent’s execution of any supplement, amendment or modification, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section 20 of this Agreement. The Warrant Agent may, but shall not be obligated to, execute any supplement, amendment or modification that affects the Warrant Agent’s own rights, duties or immunities.

Section 21. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than the Company, the Holders of Warrants and the Warrant Agent any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

Section 23. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 24. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 25. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 26. Information. The Company agrees to promptly provide to the Holders of the Warrants any information it provides to all holders of the Ordinary Shares, except to the extent any such information is publicly available on the EDGAR system (or any successor thereof) of the Securities and Exchange Commission.

Section 27. Force Majeure. Notwithstanding anything to the contrary contained herein, Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, pandemics, epidemics, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest, it being understood that the Warrant Agent shall use commercially reasonable efforts which are consistent with accepted practices in the transfer agency industry to resume performance as soon as practicable under the circumstances.

Section 28. Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 29. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services to be provided by the Warrant Agent hereunder shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions).

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LOCAFY LIMITED

By:
Name:	Melvin Tan
Title:	Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A. and
COMPUTERSHARE INC., collectively as Warrant Agent

By:
Name:
Title:

[Signature Page to Warrant Agency Agreement]

Annex A: Form of Warrant Certificate Request Notice

WARRANT CERTIFICATE REQUEST NOTICE

To: Computershare Trust Company, N.A. and Computershare Inc., as Warrant Agent for Locafy Limited (the “Company”)

The undersigned Holder of Ordinary Share Purchase Warrants (“Warrants”) in the form of Global Warrants issued by the Company hereby elects to receive a Warrant Certificate evidencing the Warrants held by the Holder as specified below:

1.	Name of Holder of Warrants in form of Global Warrants: _____________________________

2.	Name of Holder in Warrant Certificate (if different from name of Holder of Warrants in form of Global Warrants): ________________________________

3.	Number of Warrants in name of Holder in form of Global Warrants: ___________________

4.	Number of Warrants for which Warrant Certificate shall be issued: __________________

5.	Number of Warrants in name of Holder in form of Global Warrants after issuance of Warrant Certificate, if any: ___________

6.	Warrant Certificate shall be delivered to the following address:

______________________________

______________________________

______________________________

______________________________

The undersigned hereby acknowledges and agrees that, in connection with this Warrant Exchange and the issuance of the Warrant Certificate, the Holder is deemed to have surrendered the number of Warrants in form of Global Warrants in the name of the Holder equal to the number of Warrants evidenced by the Warrant Certificate.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________

Name of Authorized Signatory: ________________________________________________

Title of Authorized Signatory: _________________________________________________

Date: _______________________________________________________________

A-1

Exhibit 1: Form of Warrant